Exhibit 99.1

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF

ONE

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY

The undersigned hereby appoints [•] and [•] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Ordinary Shares of one (“AONE”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of AONE to be held, at [•], Eastern time, on [•], 2021, at [•], and any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE TREATED AS AN ABSTENTION AND THEREFORE WILL BE COUNTED TOWARDS THE QUORUM REQUIREMENT BUT WILL NOT COUNT AS A VOTE CAST AT THE EXTRAORDINARY GENERAL MEETING. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting to be held on [•], 2021.

This notice of Extraordinary General Meeting and accompanying Proxy Statement are available at: [•]

AONE. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ALL” PROPOSALS.	Please mark vote as indicated in this example	X

Proposal No. 1 — The BCA Proposal — to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of February 23, 2021 (the “Merger Agreement”), by and among AONE, Caspian Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of AONE (“Merger Sub”) and Markforged, Inc. (“Markforged”), a copy of which is attached to this proxy statement/prospectus statement as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Markforged (the “Merger”), with Markforged surviving the Merger as a wholly owned subsidiary of Markforged Holding Corporation, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus;	FOR	AGAINST	ABSTAIN

Proposal No. 2 — The Domestication Proposal — to approve by special resolution, the change of AONE’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”);	FOR	AGAINST	ABSTAIN

Organizational Documents Proposals — to consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve by special resolution, the following material differences between AONE’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of AONE (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Markforged Holding Corporation” in connection with the Business Combination (AONE after the Domestication, including after such change of name, is referred to herein as “Markforged Holding Corporation”).	FOR	AGAINST	ABSTAIN

Proposal No. 3 — Organizational Documents Proposal A — to authorize the change in the authorized capital stock of AONE from 400,000,000 Class A ordinary shares, par value $0.0001 per share, 10,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to 1,000,000,000 shares of common stock, par value $0.0001 per share, of Markforged Holding Corporation and 100,000,000 shares of preferred stock, par value $0.0001 per share, of Markforged Holding Corporation (the “Markforged Holding Preferred Stock”);	FOR	AGAINST	ABSTAIN

Proposal No. 4 — Organizational Documents Proposal B — to authorize the board of directors of Markforged Holding Corporation to issue any or all shares of Markforged Holding Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Markforged Holding Corporation board of directors and as may be permitted by the DGCL;	FOR	AGAINST	ABSTAIN

Proposal No. 5 — Organizational Documents Proposal C — to provide that the Certificate of Incorporation may only be amended by the affirmative vote of at least a majority of the outstanding shares of capital stock, with certain exceptions, to provide that the Bylaws may only be amended by the board of directors or by the affirmative vote of at least two-thirds of the outstanding shares of capital stock, with certain exceptions, and to provide that a majority of the outstanding shares entitled to vote shall constitute a quorum at any meeting of stockholders; and	FOR	AGAINST	ABSTAIN

Proposal No. 6 — Organizational Documents Proposal D — to authorize all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to the proxy statement/prospectus as Annex J and Annex K, respectively), including: (1) changing the corporate name from “one” to “Markforged Holding Corporation”, (2) adopting Delaware as the exclusive forum for certain stockholder litigation and the United States Federal District Courts as the exclusive forum for litigation arising out of the Securities Act, (3) removing the provision waiving directors’ and officers’ obligations to present a corporate opportunity to AONE, (4) providing that directors may be removed by stockholders only for cause, (5) providing that any action to be taken by stockholders may only be taken at a meeting of stockholders, and may not be taken by written consent in lieu thereof, (6) making Markforged Holding Corporation’s corporate existence perpetual and (7) removing certain provisions related to AONE’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination;	FOR	AGAINST	ABSTAIN

Proposal No. 7 —  The Director Election Proposal — to elect nine directors who, upon consummation of the Business Combination, will be the directors of Markforged Holding Corporation;

Proposal No. 8 — The Stock Issuance Proposal — to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of Markforged Holding Common Stock to (a) the PIPE Investors pursuant to the PIPE Investment and (b) the Markforged Stockholders pursuant to the Merger Agreement ;

	FOR	AGAINST	ABSTAIN

Proposal No. 9 — The Incentive Plan Proposal — to approve by ordinary resolution, the Markforged Holding Corporation 2021 Stock Option and Incentive Plan;	FOR	AGAINST	ABSTAIN

Proposal No. 10 — The ESPP Proposal — to approve by ordinary resolution, the Markforged Holding Corporation 2021 Employee Stock Purchase Plan;	FOR	AGAINST	ABSTAIN

Proposal No. 11 — The Adjournment Proposal — to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.	FOR	AGAINST	ABSTAIN

Dated:	, 2021

(Signature)

(Signature if held jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be treated as an abstention and therefore will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.